EXHIBIT 4.6

Settlement Contract

MASTER CONFIRMATION

From:

MacroShares  Major Metro Housing Up Trust

To:

MacroShares  Major Metro Housing Down Trust

Date:

June 29, 2009

Re:

Settlement Contract

Ladies and Gentlemen:

This communication (this "Master Confirmation") is intended to supplement the terms and conditions of the futures transactions entered into between us from time to time as set forth below (each a "Settlement Contract").  Each Settlement Contract shall be a "Transaction" under the Agreement described below.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation.  Any capitalized terms used but not defined herein, in any Supplemental Confirmation (as described below) or in the Definitions shall have the meanings set forth in the Amended and Restated MacroShares Major Metro Housing Up Trust Agreement (the "Up Trust Agreement") or the MacroShares Major Metro Housing Down Trust Agreement (the "Down Trust Agreement"), each dated as of June 29, 2009, among MacroShares Housing Depositor, LLC, as Depositor, State Street Bank and Trust Company, N.A., as Trustee, MacroMarkets LLC, as Administrative Agent, and Macro Financial, LLC, as Marketing Agent.

This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction.  The terms of any particular Transaction shall be set forth in a Supplemental Confirmation in the form of Schedule A hereto which references this Master Confirmation.  The terms and provisions of this Master Confirmation shall be deemed to be incorporated into and made a part of each such Supplemental Confirmation.  This Master Confirmation and each Supplemental Confirmation together shall constitute a separate "Confirmation" as referred to in the Agreement.  Any such Confirmation shall supplement, form a part of, and be subject to, the 2002 ISDA Master Agreement, dated as of June 29, 2009, as amended and supplemented from time to time (the "Agreement"), between the MacroShares Major Metro Housing Up Trust (the "Up Trust") and the MacroShares Major Metro Housing Down Trust (the "Down Trust").  All provisions contained in the Agreement shall govern this Master Confirmation and the related Supplemental Confirmation relating to a Settlement Contract except as expressly modified below or in the related Supplemental Confirmation.  With respect to any relevant Settlement Contract, the Agreement, this Master Confirmation and the related Supplemental Confirmation shall represent the entire agreement and understanding of the parties with respect to the subject matter and terms of such Settlement Contract and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

If, in relation to any Settlement Contract to which this Master Confirmation and a related Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation and the Definitions that are incorporated into this Master Confirmation, the following will prevail for purposes of such Settlement Contract in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Definitions and (iv) the Agreement.

2.

General Terms:

Trade Date:

For each Settlement Contract, as set forth in the related Supplemental Confirmation.

Settlement Payment Date:

For each Settlement Contract, (i) the Distribution Payment Date that follows the Final Scheduled Termination Date, (ii) the Distribution Payment Date that follows an Early Termination Date and (iii) a Redemption Date.  A Settlement Payment Date shall occur upon the redemption of Up MacroShares and Down MacroShares for the same number of individual Settlement Contracts as (i) in the case of an Early Termination Date or the Final Scheduled Termination Date, the number of all outstanding MacroShares Units representing all Up MacroShares and Down MacroShares that are outstanding and (ii) in the case of a Paired Optional Redemption, the number of MacroShares Units representing the Net Par Amount Decrease in the Aggregate Par Amount of Up and Down MacroShares that is being redeemed.  For the avoidance of doubt, each Settlement Contract shall have only one Settlement Payment Date, and on such Settlement Payment Date neither party shall have any obligations other than with respect to the Up Settlement Payment or Down Settlement Payment, as applicable, owed by it.

Settlement Payment Payer:

If the Up Underlying Value on (i) the last calendar day preceding the Final Scheduled Termination Date, (ii) the last calendar day preceding an Early Termination Date or (iii) the last calendar day preceding the Redemption Date for a Paired Optional Redemption (the dates specified in (i), (ii) and (iii) above, each a "Relevant Measurement Date" for the Settlement Contract) is less than the Up Asset Amount on the Relevant Measurement date, the Up Trust will pay the Up Settlement Payment to the Down Trust on the relevant Settlement Payment Date.  If the Down Underlying Value on the Relevant Measurement Date is less than the Down Asset Amount on the Relevant Measurement date, the Down Trust will pay the Down Settlement Payment to the Up Trust on the relevant Settlement Payment Date.

If the Settlement Payment Date for any Settlement Contract is not a Distribution Date, the Down Trust or the Up Trust, as applicable, may deliver Eligible Treasuries or a combination of cash and Eligible Treasuries, in each case with a Value equal to the Down Settlement Payment or Up Settlement Payment, as applicable, owed on such date.

Up

Settlement Payment:

With respect to any Settlement Payment Date, for each Settlement Contract settled on that date, an amount equal to:  (a) if the Up Underlying Value on the Relevant Measurement Date is greater than or equal to the Up Asset Amount on such date, zero; and (b) if the Up Underlying Value on the Relevant Measurement Date is less than the Up Asset Amount on such date, an amount equal to (i) the excess of such Up Asset Amount over such Up Underlying Value divided by (ii) the number of outstanding Settlement Contracts immediately prior to such Settlement Payment Date.

Down

Settlement Payment:

With respect to any Settlement Payment Date, for each Settlement Contract settled on that date, an amount equal to:  (a) if the Down Underlying Value on the Relevant Measurement Date is greater than or equal to the Down Asset Amount on such date, zero; and (b) if the Down Underlying Value on the Relevant Measurement Date is less than the Down Asset Amount on such date, an amount equal to (i) the excess of such Down Asset Amount over such Down Underlying Value divided by (ii) the number of outstanding Settlement Contracts immediately prior to such Settlement Payment Date.

Range:

The range of the Reference Value of the Index is between 108.11 and 216.23.  The maximum Up Underlying Value is twice the Par Amount of all outstanding Up MacroShares; any Reference Value of the Index above 216.23 will not increase the Up Underlying Value beyond this maximum.  The maximum Down Underlying Value is twice the Par Amount of all outstanding Down MacroShares; any Reference Value of the Index below 108.11 will not increase the Down Underlying Value beyond this maximum.

Business Day

New York

Calculation Agent:

The Trustee

3.

Tax Treatment.

The parties hereto intend to treat each Confirmation, as governed by this Master Confirmation, the related Supplemental Confirmation and the Agreement, as a separate forward contract for U.S. federal, state, and local income tax purposes.

4.

Account Details:

Account(s) for payments to Up Trust:

[____]

Account(s) for payments to Down Trust:

[____]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

MACROSHARES MAJOR METRO HOUSING UP TRUST

By:	State Street Bank and Trust Company, N.A.,
not in its individual capacity but
solely as Up Trustee

By:	/s/ James Newland
Name: James Newland
Title: Vice-President

Confirmed as of the

date first above written:

MACROSHARES  MAJOR METRO HOUSING DOWN TRUST

By:   State Street Bank and Trust Company, N.A.,

        not in its individual capacity but

        solely as Down Trustee

By:	/s/ James Newland
Name: James Newland
Title: Vice-President

Schedule A

Form of Supplemental Confirmation

From:

MacroShares  Major Metro Housing Up Trust

To:

MacroShares  Major Metro Housing Down Trust

Date:

[                 ]

Re:

Settlement Contracts

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Settlement Contracts entered into between us on the Trade Date set forth below.  This Supplemental Confirmation is a binding contract between us as of the relevant Trade Date for the Settlement Contracts referenced below.

The definitions and provisions contained in the Master Confirmation specified below are incorporated into this Supplemental Confirmation.  In the event of any inconsistency between those definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern.

This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of June 29, 2009 (the "Master Confirmation") between MacroShares  Major Metro Housing Up Trust and the MacroShares  Major Metro Housing Down Trust, as amended and supplemented from time to time.  All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below, including, without limitation, all representations and covenants, which are deemed to be repeated by each party hereto on the date hereof.

General Terms:

Trade Date:

_________ __, 20__

Number of corresponding

MacroShares Units:

__________

Number of

Settlement Contracts:

__________

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

MACROSHARES MAJOR METRO HOUSING UP TRUST

By:	State Street Bank and Trust Company, N.A.,
not in its individual capacity but
solely as Up Trustee

By:
Name:
Title:

Confirmed as of the

date first above written:

MACROSHARES  MAJOR METRO HOUSING DOWN TRUST

By:   State Street Bank and Trust Company, N.A.,

        not in its individual capacity but

        solely as Down Trustee

By:
Name:
Title: